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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Biomatrix, Inc. on Form S-8 relating to the Biomatrix Inc. 1994 Stock Option Plan, as amended and the Biomatrix Inc. 1997 Restricted Stock Plan of our report dated March 7, 1997, on our audits of the consolidated financial statements of Biomatrix, Inc. included in the Annual Report on Form 10-K of Biomatrix for the year ended December 31, 1996.


                                              /s/ Coopers & Lybrand L.L.P.
                                              ------------------------------
                                                  Coopers & Lybrand L.L.P.


Parsippany, New Jersey
June 25, 1997